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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-11 of Communications Sales & Leasing, Inc. of our report dated March 12, 2015 relating to the combined balance sheet and financial statement schedule of the Windstream Holdings, Inc. Distribution Systems, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas
June 25, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm